(logo) Situs®

101 Montgomery Street, Suite 2250

San Francisco, CA 94104

Situs.com

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

JPMBB Commercial Mortgage Securities Trust 2013-C17,

Commercial Mortgage Pass-Through Certificates

Series 2013-C17 (the “Trust”)

I, George Wisniewski, on behalf of Situs Holdings, LLC, as special servicer (the “Certifying Servicer”), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.        I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the preceding calendar year between January 1, 2018 and December 31, 2018 (the “Reporting Period”) and the Certifying Servicer’s performance under Pooling and Servicing Agreement; and

2.        To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

Date: February 22, 2019

SITUS HOLDINGS, LLC, as Special Servicer

By: /s/ George Wisniewski

George Wisniewski

Executive Managing Director

EVALUATE • OPTIMIZE • MANAGE